 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 15, 2018 (October 9, 2018)

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35973	46-1561499
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Foss Creek Circle Healdsburg, CA	95448
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (707) 431.4423

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed on August 16, 2018, the board of directors (the “Board”) of Truett-Hurst, Inc., a Delaware corporation (the “Company”), has appointed Mr. Paul E. Dolan, III as the Company’s President and Chief Executive Officer, effective November 1, 2018.

On October 9, 2018, the Compensation Committee of the Board approved a base salary for Mr. Dolan of $200,000 per year during his service as the Company’s President and Chief Executive Officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2018, the Nominating and Governance Committee of the Board and the Board approved and adopted, effective on that date, a Certificate of Amendment of Bylaws of the Company (the “Bylaws Amendment”).

The Bylaws Amendment revised certain provisions to remove the requirement that the Company’s Chairman of the Board of Directors be the chief executive officer of the Company and to remove the requirement that the Company’s President be the Chairman of the Board of Directors.

The foregoing summary of the revisions set forth in the Bylaws Amendment is qualified in its entirety by reference to the full text thereof, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Bylaws of Truett-Hurst, Inc., effective October 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Truett-Hurst, Inc.

By:	/s/ Phillip L. Hurst
Phillip L. Hurst
President and Chief Executive Officer

Date: October 15, 2018

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Bylaws of Truett-Hurst, Inc., effective October 9, 2018